Exhibit 99.1

News Release

Contacts:	Kathy Chui	Cosmin Pitigoi
	eBay Inc. Corporate Communications	eBay Inc. Investor Relations
	press@ebay.com	cpitigoi@ebay.com

eBay Inc. and GSI Commerce Announce

Settlement of Claims Regarding Proposed Acquisition

eBay’s Acquisition of GSI Commerce Expected to Close on June 17

SAN JOSE, Calif. & KING OF PRUSSIA, Pa. – June 13, 2011 – eBay Inc. (NASDAQ: EBAY) and GSI Commerce (NASDAQ: GSIC) announced today that the companies have entered into a memorandum of understanding, or MOU, with GSI shareholders settling claims filed in Delaware state court related to eBay’s previously announced acquisition of GSI. As a result, GSI shareholders will be paid a settlement amount equivalent to about $0.33 a share.

The settlement is separate and distinct from the payment of the $29.25 per-share merger consideration to be paid pursuant to the terms of the merger. The settlement, which will be paid at the same time as the merger consideration, results in the lawsuits being dismissed with prejudice on the merits and a general release of eBay and GSI from any and all claims relating to, among other things, the merger and the Agreement and Plan of Merger. eBay and GSI have entered into the proposed settlement to eliminate the uncertainty, burden, risk, expense, and distraction of further litigation. For additional details regarding the settlement, please see the Current Reports on Form 8-K filed today by eBay Inc. and GSI Commerce with the Securities and Exchange Commission.

The acquisition, which will be financed with cash and debt, is now expected to close on June 17, 2011, subject to GSI shareholder approval and other customary closing conditions. With more than 180 customers across 14 merchandise categories, GSI offers the most comprehensive integrated suite of online commerce and interactive marketing services available. GSI has long-term commerce services relationships with leading retailers and brands. eBay Inc. expects that GSI will benefit from eBay’s global platform and technology capabilities, and its clients will be able to leverage eBay Marketplaces and PayPal services.

As part of the transaction, eBay will divest 100 percent of GSI’s licensed sports merchandise business and 70 percent of ShopRunner and Rue La La. eBay believes these businesses are not core to its long-term growth strategy. These assets will be sold to a newly formed holding company, which will be led by GSI founder and CEO Michael Rubin. The divestiture transaction is also expected to close on June 17, 2011, and is subject to customary closing conditions, including the closing of the merger.

About eBay Inc.

Founded in 1995 in San Jose, Calif., eBay Inc. (NASDAQ:EBAY) connects millions of buyers and sellers globally on a daily basis through eBay, the world’s largest online marketplace, and PayPal, which enables individuals and businesses to securely, easily and quickly send and receive online payments. We also reach millions through specialized marketplaces such as StubHub, the world’s largest ticket marketplace, and eBay classifieds sites, which together have a presence in more than 1,000 cities around the world. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

About GSI Commerce

GSI Commerce® enables ecommerce, multichannel retailing and digital marketing for global enterprises in the U.S. and internationally. GSI’s ecommerce services, which include technology, order management, payment processing, fulfillment and customer care, are available on a modular basis or as part of an integrated solution. GSI’s Global Marketing Services division provides innovative digital marketing products and services comprised of database management and segmentation, marketing distribution channels, a global digital agency to drive strategic and creative direction and an advanced advertising analytics and attribution management platform. Additionally, GSI provides brands and retailers platforms to engage directly with consumers through RueLaLa.com, an online private sale shopping destination, and ShopRunner.com, a members-only shopping service that offers unlimited free two-day shipping and free shipping on returns for a $79 annual subscription.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay and its consolidated subsidiaries that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding eBay and GSI Commerce. The company’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the possibility that the transaction may not close; the reaction of consumers and GSI Commerce’s customers; the future growth of GSI Commerce; the reaction of competitors to the transaction; the possibility that integration following the transaction may be more difficult than expected; the company’s need and ability to manage regulatory, tax, IP and litigation risks (including risks related to the transaction itself) as its services are offered in more jurisdictions and applicable laws become more restrictive; the after effects of the global economic downturn, changes in political, business and economic conditions, including any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company’s ability to profitably integrate, manage and grow businesses that have been acquired recently or may be acquired in the future; the company’s need to increasingly achieve growth from its existing users, particularly in its more established markets; the company’s ability to deal with the increasingly competitive ecommerce environment, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the effect of management changes and business initiatives; any changes the company may make to its product offerings; the competitive, regulatory, credit card association-related and other risks specific to PayPal and Bill Me Later, especially as PayPal continues to expand geographically and grow its open platform initiative and as new laws and regulations related to financial services companies come into effect; the company’s ability to upgrade and develop its systems, infrastructure and customer service capabilities at reasonable cost; and the company’s ability to maintain site stability and performance on all of its sites while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations web site at http://investor.ebayinc.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the company on the date hereof. eBay assumes no obligation to update such statements.